Exhibit 99.1

Accretive Health Reports Second Quarter 2015 Results

•	Files 10-Q for the quarter ended June 30, 2015 on a timely basis; Company is now current with its SEC filings

•	Company serves 79 hospitals with collective net patient revenue of $16.5 billion

•	2015 outlook unchanged
CHICAGO - August 5, 2015 - Accretive Health, Inc. (OTC Pink: ACHI) today announced results for the three months ended June 30, 2015. The Company also filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, with the Securities and Exchange Commission (SEC).
Financial Summary:

•
For the second quarter of 2015, GAAP net services revenue was $22.1 million, and GAAP net loss was $26.3 million, compared with GAAP net services revenue of $59.0 million and GAAP net loss of $16.8 million reported in the second quarter of 2014.

•	Gross cash generated from customer contracting activities for the second quarter of 2015 was $47.2 million, compared to $56.5 million for the second quarter of 2014.

•	Net cash generated from customer contracting activities for the second quarter of 2015 was negative $6.6 million, compared to negative $3.8 million for the second quarter of 2014.
“Accretive Health is now current with its periodic SEC filing requirements and filed its 10-Q for the second quarter of 2015 on a timely basis. This is an important milestone, and reflects tremendous effort by many Accretive Health colleagues. We are pleased to return to the normal reporting cycle for a publicly-traded company,” said Emad Rizk, M.D., President and Chief Executive Officer of Accretive Health.
The Company currently serves 79 hospitals with collective net patient revenue (NPR) of $16.5 billion. NPR represents net revenue collected annually by the Company’s customers from their patients and is not a measure of the revenue the Company recognizes.

2015 Outlook
Accretive Health continues to expect gross cash generated from customer contracting activities of $230 million to $240 million for 2015. The Company also continues to expect net cash generated from customer contracting activities to be at the lower end of the $30 million to $40 million previously communicated guidance range.
Conference Call and Webcast Details
Accretive Health’s management team will host a conference call today at 3:30 p.m. CT (4:30 p.m. ET) to discuss the second quarter 2015 results and business outlook for 2015. To participate, please dial 866-277-1184 (617-597-5360 outside the U.S. and Canada) using conference code number 14514307, or visit the Investor Relations section of Accretive Health’s web site at www.accretivehealth.com to access the live webcast. A replay will be available for one week following the conference call at 888-286-8010 (617-801-6888 outside the U.S. and Canada) using conference code number 42299890. A replay of the conference call will also be available online at www.accretivehealth.com.
Accompanying slides will be posted to the Investor Relations section of Accretive Health’s web site at www.accretivehealth.com.
Non-GAAP Financial Measures
In order to provide a more comprehensive understanding of the information used by Accretive Health’s management team in financial and operational decision making, the Company supplements its GAAP consolidated financial statements with certain non-GAAP financial measures, which are included in this press release. These include gross and net cash generated from customer contracting activities, and adjusted EBITDA. Our Board and management team use these non-GAAP measures as (i) one of the primary methods for planning and forecasting overall expectations and for evaluating actual results against such expectations; and (ii) as a performance evaluation metric in determining achievement of certain executive incentive compensation programs, as well as for incentive compensation plans for employees.
Gross cash generated from customer contracting activities is defined as GAAP net services revenue, plus the change in deferred customer billings. Accordingly, gross cash generated from customer contracting activities is the sum of (i) invoiced or accrued net operating fees, (ii) cash collections on incentive fees and (iii) other services fees. Net cash generated from customer contracting activities reflects non-GAAP adjusted EBITDA and the change in deferred customer billings.
Adjusted EBITDA is defined as net income before net interest income (expense), income tax provision, depreciation and amortization expense, share-based compensation expense, restatement-related expense, reorganization-related expense and certain non-recurring items. The use of adjusted EBITDA to measure operating and financial performance is limited by our revenue recognition criteria, pursuant to which GAAP net services revenue is recognized at the end of a contract or other contractual agreement event. Adjusted EBITDA does not adequately match corresponding cash flows from customer contracting activities. As a result, the Company uses gross cash and net cash generated from customer contracting activities to better compare cash flows to operating performance.
Deferred customer billings include the portion of both (i) invoiced or accrued net operating fees and (ii) cash collections of incentive fees, in each case, that have not met our revenue recognition criteria. Deferred customer billings are included in the detail of our customer liabilities balance in the consolidated balance sheet available in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015.
Table 4 presents a reconciliation of GAAP revenue to gross cash generated from customer contracting activities, and Table 5 presents a reconciliation of GAAP net loss, the most comparable GAAP measure, to adjusted EBITDA and net cash generated from customer contracting activities, in each case, for each of the periods indicated. These adjusted measures are non-GAAP and should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP.
Safe Harbor
This press release contains forward-looking statements, including the Company’s ability to generate specified levels of cash from contracting activities. All forward-looking statements contained in this press release involve risks and uncertainties. The Company’s actual results and outcomes could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the factors set forth under the heading, “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on June 23, 2015, and its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015, filed with the SEC on August 5, 2015. The words “strive,” “objective,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “vision,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company has based these forward-looking statements on its current expectations and projections about future events. Although the Company believes that the expectations underlying any of its forward-looking statements are reasonable, these expectations may prove to be incorrect and all of these statements are subject to risks and uncertainties. Should one or more of these risks and uncertainties materialize, or should underlying assumptions, projections, or expectations prove incorrect, actual results, performance, financial condition, or events may vary materially and adversely from those anticipated, estimated, or expected.
All forward-looking statements included in this press release are expressly qualified in their entirety by these cautionary statements. The Company cautions readers not to place undue reliance on any forward-looking statement that speaks only as of the date made and to recognize that forward-looking statements are predictions of future results, which may not occur as anticipated. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the uncertainties and factors described above, as well as others that the Company may consider immaterial or does not anticipate at this time. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, the Company does not know whether its expectations may prove correct. The Company’s expectations reflected in its forward-looking statements can be affected by inaccurate assumptions it might make or by known or unknown uncertainties and factors, including those described above. The risks and uncertainties described above are not exclusive, and further information concerning the Company and its business, including factors that potentially could materially affect its financial results or condition or relationships with customers and potential customers, may emerge from time to time. The Company assumes no, and it specifically disclaims any, obligation to update, amend, or clarify forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements. The Company advises investors, however, to consult any further disclosures it makes on related subjects in our periodic reports that it files with or furnishes to the SEC.
About Accretive Health
At Accretive Health, our mission is to partner with healthcare communities to serve as a catalyst for a healthier future for all. For more information, visit www.accretivehealth.com.

Contact:
Accretive Health, Inc.
Investor and Media Relations:
Atif Rahim
312.324.5476
investorrelations@accretivehealth.com

Table 1
Accretive Health, Inc.
Condensed Consolidated Balance Sheets
($ in thousands)

	June 30, 2015	December 31, 2014
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$121,897	$145,167
Restricted cash	—	5,000
Accounts receivable, net	3,382	4,438
Prepaid income taxes	5,665	6,138
Current deferred tax assets	61,030	62,322
Other current assets	11,951	7,389
Total current assets	203,925	230,454
Property, equipment and software, net	24,347	14,594
Non-current deferred tax assets	235,817	201,163
Goodwill and other assets, net	46	162
Total assets	$464,135	$446,373
Liabilities and stockholders' equity (deficit)
Current liabilities:
Accounts payable	$10,193	$12,488
Current portion of customer liabilities	228,042	219,998
Accrued compensation and benefits	12,153	14,983
Other accrued expenses	11,190	15,680
Total current liabilities	261,578	263,149
Non-current portion of customer liabilities	381,925	317,065
Other non-current liabilities	10,845	8,405
Total liabilities	654,348	588,619
Stockholders' equity (deficit):
Common stock, $0.01 par value, 500,000,000 shares authorized, 102,890,241 shares issued and 97,945,709 shares outstanding at June 30, 2015; 102,890,241 shares issued and 98,112,019 shares outstanding at December 31, 2014	1,029	1,029
Additional paid-in capital	316,631	307,075
Accumulated deficit	(454,250)	(397,517)
Accumulative other comprehensive loss	(2,036)	(1,763)
Treasury stock	(51,587)	(51,070)
Total stockholders' equity (deficit)	(190,213)	(142,246)
Total liabilities and stockholders’ equity (deficit)	$464,135	$446,373

Table 2
Accretive Health, Inc.
Condensed Consolidated Statements of Operations
($ in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)
Net services revenue	$22,085	$58,975	$33,056	$71,939
Operating expenses:
Costs of services	42,762	47,949	84,958	92,881
Selling, general and administrative	20,969	19,458	38,331	36,824
Restatement and other	611	18,760	1,886	54,061
Total operating expenses	64,342	86,167	125,175	183,766
Loss from operations	(42,257)	(27,192)	(92,119)	(111,827)
Net interest income	69	52	74	152
Loss before income tax provision	(42,188)	(27,140)	(92,045)	(111,675)
Income tax benefit	15,900	10,341	35,312	40,153
Net loss	$(26,288)	$(16,799)	$(56,733)	$(71,522)
Net loss per common share:
Basic	$(0.27)	$(0.18)	$(0.59)	$(0.75)
Diluted	$(0.27)	$(0.18)	$(0.59)	$(0.75)
Weighted average shares used in calculating net loss per common share:
Basic	95,941,077	95,753,302	95,915,255	95,738,326
Diluted	95,941,077	95,753,302	95,915,255	95,738,326
Consolidated statements of comprehensive loss
Net loss	(26,288)	(16,799)	(56,733)	(71,522)
Other comprehensive income (loss):
Foreign currency translation adjustments	(221)	21	(273)	259
Comprehensive loss	$(26,509)	$(16,778)	$(57,006)	$(71,263)

Table 3
Accretive Health, Inc.
Condensed Consolidated Statements of Cash Flows
($ in thousands)

	Six Months Ended June 30,
	2015	2014
	(Unaudited)
Operating activities:
Net loss	$(56,733)	$(71,522)
Adjustments to reconcile net loss to net cash provided by (used in) operations:
Depreciation and amortization	3,818	2,876
Share-based compensation	12,576	18,081
Loss on disposal	—	223
Recoveries for doubtful receivables	(45)	(494)
Deferred income taxes	(36,369)	(39,226)
Excess tax benefits from share-based awards	—	(176)
Changes in operating assets and liabilities:
Accounts receivable	1,101	11,646
Prepaid income taxes	445	(54)
Other assets	(4,472)	(2,954)
Accounts payable	(7,540)	1,987
Accrued compensation and benefits	(2,830)	(895)
Other liabilities	(2,038)	(7,180)
Customer liabilities	72,904	14,403
Net cash used in operating activities	(19,183)	(73,285)
Investing activities:
Purchases of property, equipment and software	(8,348)	(1,650)
Net cash used in investing activities	(8,348)	(1,650)
Financing activities:
Restricted cash released from letter of credit	5,000	—
Excess tax benefit from share-based awards	—	176
Purchase of treasury stock	(517)	(217)
Net cash provided by (used in) financing activities	4,483	(41)
Effect of exchange rate changes on cash	(222)	205
Net decrease in cash and cash equivalents	(23,270)	(74,771)
Cash and cash equivalents at beginning of period	145,167	228,891
Cash and cash equivalents at end of period	$121,897	$154,120

Supplemental disclosure of non-cash investing activities
Accounts payable related to purchases of property, equipment and software	$5,250	$—

Table 4
Accretive Health, Inc.
Reconciliation of GAAP revenue to Gross Cash Generated from Customer Contracting Activities
($ in thousands)

	Three Months Ended June 30,		2015 vs. 2014 Change		Six Months Ended June 30,		2015 vs. 2014 Change
	2015	2014	Amount	%	2015	2014	Amount	%
GAAP Net Services Revenue:
RCM services: net operating fee	$9,560	$23,491	$(13,931)	(59.3)%	$13,170	$24,956	$(11,786)	(47.2)%
RCM services: incentive fee	6,105	26,964	(20,859)	(77.4)%	8,005	29,106	(21,101)	(72.5)%
Other service fees	6,420	8,520	(2,100)	(24.6)%	11,881	17,877	(5,996)	(33.5)%
Net services revenue (GAAP basis)	22,085	58,975	(36,890)	(62.6)%	33,056	71,939	(38,883)	(54.0)%
Change in deferred customer billings	25,133	(2,513)	27,646	n.m.	69,060	42,011	27,049	64.4%
Gross cash generated from customer contracting activities	$47,218	$56,462	$(9,244)	(16.4)%	$102,116	$113,950	$(11,834)	(10.4)%

Components of Gross Cash Generated from Customer Contracting Activities:
RCM services: net operating fee	$27,050	$29,455	$(2,405)	(8.2)%	$57,239	$64,230	$(6,991)	(10.9)%
RCM services: incentive fee	14,511	18,487	(3,976)	(21.5)%	32,642	31,842	800	2.5%
Total RCM services fees	41,561	47,942	(6,381)	(13.3)%	89,881	96,072	(6,191)	(6.4)%
Other service fees	5,657	8,520	(2,863)	(33.6)%	12,235	17,878	(5,643)	(31.6)%
Gross cash generated from customer contracting activities	$47,218	$56,462	$(9,244)	(16.4)%	$102,116	$113,950	$(11,834)	(10.4)%

*n.m. - not meaningful

Table 5
Accretive Health, Inc.
Reconciliation of GAAP Net Loss to Net Cash Generated from Customer Contracting Activities
($ in thousands)

	Three Months Ended June 30,		2015 vs. 2014 Change		Six Months Ended June 30,		2015 vs. 2014 Change
	2015	2014	Amount	%	2015	2014	Amount	%
Net income (loss)	$(26,288)	$(16,799)	$(9,489)	56.5%	$(56,733)	$(71,522)	$14,789	(20.7)%
Net interest income	(69)	(52)	$(17)	32.7%	(74)	(152)	$78	(51.3)%
Income tax benefit	(15,900)	(10,341)	$(5,559)	53.8%	(35,312)	(40,153)	$4,841	(12.1)%
Depreciation and amortization expense	2,101	1,471	$630	42.8%	3,818	2,876	$942	32.8%
Share-based compensation expense	7,807	5,707	$2,100	36.8%	13,003	10,467	$2,536	24.2%
Restatement and other	611	18,760	$(18,149)	(96.7)%	1,886	54,061	$(52,175)	(96.5)%
Adjusted EBITDA	(31,738)	(1,254)	$(30,484)	n.m.	(73,412)	(44,423)	$(28,989)	65.3%
Change in deferred customer billings	25,133	(2,513)	$27,646	n.m.	69,060	42,011	$27,049	64.4%
Net cash generated from customer contracting activities	$(6,605)	$(3,767)	$(2,838)	75.3%	$(4,352)	$(2,412)	$(1,940)	80.4%

*n.m. - not meaningful

Table 6
Accretive Health, Inc.
Share-Based Compensation Expense
($ in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Share-based Compensation Expense Allocation Details:
Cost of services	$1,204	$2,209	$2,604	$3,878
Selling, general and administrative	6,603	3,498	10,399	6,589
Restatement and other	—	2,317	—	7,905
Total share-based compensation expense	$7,807	$8,024	$13,003	$18,372

Table 7
Accretive Health, Inc.
Depreciation and Amortization Expense
($ in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Cost of services	$1,826	$1,115	$3,308	$2,089
Selling, general and administration	275	356	510	787
Total depreciation and amortization	$2,101	$1,471	$3,818	$2,876

Table 8
Accretive Health, Inc.
Condensed Consolidated Non-GAAP Financial Information
($ in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

GAAP net services revenue	$22,085	$58,975	$33,056	$71,939
Increase (decrease) in deferred customer billings	25,133	(2,513)	69,060	42,011
Gross cash generated from customer contracting activities	47,218	56,462	102,116	113,950

Operating Expenses[1]:
Cost of services	39,732	44,625	79,046	86,914
Selling, general and administrative	14,091	15,604	27,422	29,448
Sub-total	53,823	60,229	106,468	116,362

Net cash generated from customer contracting activities	$(6,605)	$(3,767)	$(4,352)	$(2,412)

Net cash generated margin	(14.0%)	(6.7%)	(4.3%)	(2.1%)

1Excludes share-based compensation, depreciation and amortization, and restatement and other costs.